Exhibit 8.1

Sidley Austin LLP 1000 Louisiana Street Suite 5900 Houston, TX 77002 +1 713 495 4500 +1 713 495 7799 Fax AMERICA • ASIA PACIFIC • EUROPE

November 21, 2023

Denali SPAC Holdco, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are United States tax counsel to Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), and Denali SPAC Holdco, Inc., a Delaware corporation (“Holdco”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-270917) originally filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2023, under the Securities Act of 1933, as amended (the “Securities Act”), by Denali and HoldCo.

The Registration Statement is being filed in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of January 25, 2023 (the “Merger Agreement”), by and among Holdco, Denali, Denali SPAC Merger Sub, Inc., a Delaware corporation, Longevity Biomedical, Inc., a Delaware corporation (the “Company”), Longevity Merger Sub, Inc., a Delaware corporation and Bradford A. Zakes, solely in the capacity as Seller Representative. Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the Merger Agreement, as applicable.

You have requested our opinion concerning the discussion of the Business Combination set forth in the sections entitled “Material U.S. Federal Income Tax Consequences — U.S. Holders — The Denali Merger,” and “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders — The Denali Merger” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.	All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents (other than Holdco) had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.	All factual representations, warranties and statements made or agreed to by the parties to the Merger Agreement, the FutureTech Subscription Agreement, the Sponsor Support Agreement, the Longevity Support Agreement, the Cerevast Acquisition Agreement, the Aegeria Acquisition Agreement, the Novokera Acquisition Agreement and the other agreements referred to in each of the foregoing (collectively, the “Agreements,” and together with the Registration Statement, the “Documents”), and in each of the officer’s certificates provided to us by Denali, Holdco and the Company, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

c.	The descriptions of Denali in the Registration Statement, the registration statement filed in connection with Denali’s initial public offering, and Denali’s other public filings are true, accurate and complete;

d.	The descriptions of the Company, Cerevast, Aegeria, Novokera and Holdco in the Registration Statement are true, accurate and complete;

e.	The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Merger Agreement and the other Documents, without any waiver (other than waivers of conditions set forth in Section 10.1(e) and Section 10.2(c) of the Merger Agreement) or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements;

f.	The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; and

g.	Denali, Holdco, the Company and all other relevant Persons will report the Business Combination for all U.S. federal income tax reporting purposes in a manner consistent with this opinion.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, subject to the assumptions, limitations and qualifications stated therein, and, as further described in the Tax Disclosure, does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure or (ii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291 to 1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the headings “Material U.S. Federal Income Tax Consequences — U.S. Holders — The Denali Merger,” and “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders — The Denali Merger” insofar as they address the material U.S. federal income tax considerations of the Transactions for U.S. Holders and Non-U.S. Holders of Denali Ordinary Shares and Denali Public Warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein and therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Tax Disclosure. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP